                                                                  Exhibit 99.3
                            LIMITED POWER OF ATTORNEY
                                       FOR
                                  THOMAS KNOTT
                              SECTION 13(d) FILINGS


         Know all by these presents, that the undersigned hereby constitutes and appoints Abner Kurtin and Robert T. Needham, signing singly, the undersigned's true and lawful attorneys-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's individual capacity, Schedules 13D and 13G and amendments thereto in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act");

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and 13G or amendments thereto and timely file such schedules with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever which, in the opinion of such attorneys-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve.

         The undersigned hereby grants to his attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned is not assuming any of the undersigned's responsibilities to comply with Section 13 of the Exchange Act.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of September, 2001.



                                                     /s/ THOMAS KNOTT
                                                     -----------------------
                                                     Thomas Knott